UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

April 1, 2013

Date of Report (Date of earliest event reported)

CLEARWIRE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-34196	56-2408571
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1475 120th Avenue Northeast, Bellevue, WA	98005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 216-7600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 1, 2013, Clearwire Communications LLC (“Clearwire Communications”) and Clearwire Finance, Inc. (“Clearwire Finance” and, together with Clearwire Communications, the “Issuers”) issued $80,000,000 aggregate principal amount of 1.00% Exchangeable Notes due 2018 (the “Notes”) to Sprint Nextel Corporation pursuant to an Indenture, dated as of March 1, 2013 (the “Indenture”), by and among the Issuers, the guarantors party thereto and Wilmington Trust, National Association, as trustee. The terms of the Indenture and the Notes were previously disclosed in Clearwire Corporation’s Current Report on Form 8-K which was filed with the Securities and Exchange Commission on December 18, 2012 (the “Prior 8-K”). The description set forth under the title “Note Purchase Agreement” in Item 1.01 of the Prior 8-K is hereby incorporated by reference herein.

Item 8.01 Other Events

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARWIRE CORPORATION

Dated: April 1, 2013	By:	/s/ Hope F. Cochran
Hope F. Cochran
Chief Financial Officer